Exhibit 10.1

FORM OF COMMON STOCK PURCHASE AGREEMENT

AGREEMENT entered into as of the ____ day of September, 2007, by and between Wentworth II, Inc. a Delaware corporation with an address at 936A Beachland Boulevard, Suite 13, Vero Beach, FL 32963 (the “Company”) and _______________, an individual with an address _____________________ (“Consultant”).

WHEREAS, the Company desires to sell an aggregate of _______ shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) to Consultant upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and Consultant hereby agree as follows:

SECTION 1: SALE OF THE SHARES

1.1 Sale of the Shares. Subject to the terms and conditions hereof, the Company will sell and deliver to the Consultant, upon the execution and delivery hereof, the Shares in consideration for services previously rendered to the Company by Consultant, where such services are valued at $_____, or $0.50 per Share.

SECTION 2: CLOSING DATE; DELIVERY

2.1 Closing Date. The closing of the sale of the Shares hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Agreement.

2.2 Delivery at Closing. At the Closing, the Company will deliver to Consultant a stock certificate registered in Consultant’s name, representing the number of Shares to be issued to Consultant hereunder.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF CONSULTANT

The undersigned Consultant hereby represents and warrants to the Company as follows:

3.1 Transfer of Shares. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s (the “SEC”) Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

3.2 Investment Purpose. Consultant understands that no federal or state agency has made any finding or determination regarding the fairness of the Shares for investment, or any recommendation or endorsement of an investment in the Shares. Consultant hereby represents that he is purchasing the Shares for his own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state unless an exemption from registration is available under those laws.

3.3 Experience. Consultant has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. Consultant further understands that his investment in the Shares is speculative, and he may not receive any return on his investment.

3.4 Investment Representation. Consultant represents that he has adequate means of providing for his current needs and has no need for liquidity in this investment in the Shares. Consultant has no reason to anticipate any material change in his financial condition for the foreseeable future. Consultant is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of his investment in the Shares. Consultant represents that his overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and Consultant’s investment in the Shares will not cause such overall commitment to become excessive.

3.5 No Intent to Resell. Consultant understands that the statutory basis on which the Shares are being sold to Consultant would not be available if Consultant’s present intention were to hold the Shares for a fixed period or until the occurrence of a certain event. Consultant realizes that in the view of the SEC, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by Consultant for the acquisition of the Shares, and for which such Shares may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with Consultant’s representations and the SEC would then regard such sale as a sale for which the exemption from registration is not available.

3.6 Access to Information; Opportunity to Ask Questions. Consultant and Consultant’s own independent counsel, accountants, financial advisers and tax advisers (collectively, the “Advisers”) have had access to the offices, properties, books and records, financial and other data and information concerning the Company’s affairs as they may reasonably request. Consultant has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with his Advisers. Consultant has been given the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of this Agreement and to obtain such additional written information about the Company. Notwithstanding the foregoing, Consultant has had the opportunity to conduct his own independent investigation. Consultant acknowledges that he has received no representations or warranties from the Company in making this investment decision other than as expressly set forth herein.

3.7 Legends. Consultant acknowledges that the certificate for the Shares which Consultant will receive will contain the following legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 4: MISCELLANEOUS

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, legatees, executors and administrators of the parties hereto.

4.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

WENTWORTH II, INC.

By:	/s/ Kevin R. Keating
Name:	Kevin R. Keating
Title:	President

CONSULTANT

/s/ Consultant
Consultant